CONSENT OF INDEPENDENT AUDITOR











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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43675) pertaining to the Wilmington Trust Thrift Savings Plan of our report dated June 16, 1999, with respect to the financial statements and schedules of the Wilmington Trust Thrift Savings Plan included in this Annual Report (Form 11-K/A) for the year ended December 31, 1998.

                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 28, 1999